UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2020

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 270

Lincolnshire, IL 60069

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (847) 808-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 12, 2020 (the “Effective Date”), FreedomRoads, LLC, a Minnesota limited liability company (the “Floor Plan Borrower”), an indirect subsidiary of Camping World Holdings, Inc., entered into a Third Amendment (the “Amendment”) to the Seventh Amended and Restated Credit Agreement, dated as of December 12, 2017, as amended, with BANK OF AMERICA, N.A., in its capacity as administrative agent, and each of the lenders signatory thereto (the “Lenders”), which governs our floor plan facility (as amended, the “Floor Plan Facility”). The Amendment provides that the Floor Plan Borrower shall have a one-time option to request a temporary four-month reduction (the “Current Ratio Reduction Period”) of the minimum Consolidated Current Ratio (as defined in the Floor Plan Facility) at any time during 2020 and the first seven business days of 2021 by providing irrevocable notice during, or within seven business days after, the month (which must be in 2020) in which such reduction will be effective (the “Request Month”). Upon providing such notice, the minimum Consolidated Current Ratio shall be (a) 1.160 to 1.000 as of last day of the Request Month and the last day of each of the first two months following the Request Month, (b) 1.170 to 1.000 as of the last day of the third month following the Request Month, and (c) 1.180 to 1.000 as of the last day of the fourth month following the Request Month and at all times thereafter. During the Current Ratio Reduction Period, the Floor Plan Applicable Rate (as defined in the Floor Plan Facility) shall be as follows:

Floor Plan Applicable Rate
Pricing Level	Consolidated Current Ratio	Floating LIBOR Rate Loans	Base Rate Loans
I	Greater than 1.250 to 1.000	2.05%	0.55%
II	Greater than 1.220 to 1.000 but less than or equal to 1.250 to 1.000	2.15%	0.65%
III	Greater than 1.200 to 1.000 but less than or equal to 1.220 to 1.000	2.35%	0.85%
IV	Greater than or equal to 1.180 to 1.000 but less than or equal to 1.200 to 1.000	2.50%	1.00%
V	Less than 1.180 to 1.000	3.00%	1.50%

The Amendment also provides that (a) during the period commencing on the Effective Date and ending on August 31, 2020, the Applicable FLAIR Maximum Percentage (as defined in the Floor Plan Facility) shall be equal to 30% and (b) during the period commencing on the Effective Date and ending on July 31, 2020, Floor Plan Borrower shall not request and the Lenders shall not make Revolving Credit Loans (as defined in the Floor Plan Facility).

The foregoing description of the Amendment is qualified in its entirety by reference to the full and complete terms contained in the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report:

Exhibit No.	Description

Exhibit 10.1	Third Amendment to Seventh Amended and Restated Credit Agreement, dated May 12, 2020, by and among FreedomRoads, LLC, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Brent L. Moody
Name:	Brent L. Moody
Title:	President

Date: May 18, 2020